EXHIBIT 10(f)

WM. BOLTHOUSE FARMS, INC.

"DEFERRED COMPENSATION PLAN"
MASTER PLAN DOCUMENT

WM. BOLTHOUSE FARMS, INC.
"DEFERRED COMPENSATION PLAN"
MASTER PLAN DOCUMENT

By execution of the Adoption Agreement attached hereto, Wm. Bolthouse Farms, Inc., (the "Plan Sponsor"), and such Affiliates of the Plan Sponsor as are identified as Adopting Employers under the Plan, hereby establishes this Deferred Compensation Plan (the "Plan") as of the date designated in the Adoption Agreement.

This Plan is hereby established primarily for the purpose of providing deferred compensation benefits for certain Employees, hereinafter referred to as the "Participants" that the Employer designates pursuant to the terms set forth herein. The Plan Sponsor intends that the Plan shall at all times be administered and interpreted in such a manner as to constitute an unfunded nonqualified deferred compensation plan for tax purposes and for purposes of Title I of ERISA. The Plan is maintained "primarily for the purposes of providing deferred compensation for a select group of management or highly compensated employees" within the meaning of sections 201(2), 301(a)(3) and 401(a)(I) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

It is the intention of the Plan Sponsor that each and every provision of this Plan shall be construed and interpreted for all purposes as being in compliance with all of the requirements set forth in Section 409A of the Code ("Section 409 A") and the Treasury regulations issued thereunder; if there is any conflict between any of the provisions of this Plan and any of the requirements set forth in Section 409A and/or the Treasury regulations issued thereunder, the requirements set forth in Section 409A and/or the Treasury regulations issued thereunder, as the case may be, shall be controlling.

ARTICLE 1
Definitions

The following Article provides definitions of terms used throughout this Plan, and whenever used herein in a capitalized form, except as otherwise expressly provided, the terms shall be deemed to have the following meanings:

1.1     "Account(s)" shall mean the bookkeeping records established and maintained by the Employer on behalf of the Participants under the Plan, including a Deferral Account, Scheduled Withdrawal Accounts, Employer Matching Contribution Account, and Employer Discretionary Contribution Account. To the extent that it is considered necessary or appropriate, the Plan Administrator shall maintain separate sub-accounts under this Plan. References to a Scheduled Withdrawal Account will include all sub-accounts established by the Participant. The Account and each and every sub-account shall be used solely as a device to measure and determine the amounts, if any, to be paid to a Participant or a Beneficiary under the Plan.

1.2     "Adopting Employer(s)" shall mean the Plan Sponsor and any Affiliate that has been authorized by the Board to have its Employees eligible to participate in the Plan.

1.3     "Adoption Agreement" shall mean the written agreement executed by the Plan Sponsor to establish the Plan. The Adoption Agreement is also part of the Plan for any Adopting Employer.

1.4     "Affiliate" means any corporation that is included in a controlled group of corporations (within the meaning of Section 414(b) of the Code). This would include the Plan Sponsor, any trade or business (whether or not incorporated) under common control with the Plan Sponsor (within the meaning of Section 414(c) of the Code), any organization that is part of the same affiliated service group (within the meaning of Section 414(m) of the Code) as the Plan Sponsor and any other entity required to be aggregated with the Plan Sponsor pursuant to the Treasury Regulations under Section 414(o) of the Code; provided that for this purpose, the Plan shall retain the 80% benchmark in defining an Affiliate. Such term shall be interpreted in a manner consistent with the definition of "service recipient" contained in Section 409A.

1.5     "Base Salary" shall mean the annual base rate of cash compensation relating to services performed during any calendar year payable to a Participant as an Employee for services rendered to an Employer, but excluding any: bonuses; commissions; overtime pay; incentive payments; non-monetary awards; relocation expenses; retainers; directors fees and other fees; severance allowances; pay in lieu of vacations; employer-provided pensions, retirement, deferred compensation, welfare, or fringe benefits; insurance premiums paid by the employer, insurance benefits paid to the Participant or his or her Beneficiary; stock options and grants; car allowances; and expense reimbursements. Base Salary shall be calculated before reduction for compensation voluntarily deferred or contributed by the Participant pursuant to all qualified or nonqualified plans of the Employer and shall be calculated to include amounts not otherwise included in the Participant's gross income under Sections 125, 402(e)(3), 402(h), or 403(b) of the Code pursuant to plans established by the Employer; provided, however, that all such amounts will be included in Compensation only to the extent that, had there been no such Plan, the amounts would have been payable in cash to the Participant.

1.6     "Beneficiary or Beneficiaries" shall mean the person or persons, natural or otherwise, designated by a Participant in accordance with the Plan to receive applicable payments in the event of the death of the Participant prior to the Participant's receipt of the entire amount credited to his or her Account.

1.7     "Board of Directors or Board" shall mean the Board of Directors of the Plan Sponsor; provided that any action taken by a duly authorized committee of the Board of Directors within the scope of authority delegated to it by the Board shall be considered an action of the Board of Directors for the purpose of this Plan.

1.8     "Bonus" shall mean any incentive compensation, in addition to Base Salary, Director Fees or Sales Commission, relating to services performed during any Performance Period, whether or not paid in such Performance Period or included on the Federal Income Tax Form W-2 for such Taxable Year, payable to a Participant as an Employee under the Employer's bonus plans, excluding stock options. The amount of a Participant's Bonus shall be determined before any required or voluntary withholdings or deductions and before any of the Bonus is deferred under this Plan.

1.9     "Cause" shall mean any of the following acts or circumstances: (i) willful destruction by the Participant of property of the Employer having a material value to the Employer; (ii) fraud, embezzlement, theft, or comparable dishonest activity committed by the Participant; (iii) the Participant's conviction of or entering a plea of guilty or nolo contendere to any crime constituting a felony or any misdemeanor involving fraud, dishonesty, or moral turpitude; (iv) the Participant's breach, neglect, refusal, or failure to materially discharge the Participant's duties (other than due to physical or mental illness) commensurate with the Participant's title and function; (v) the Participant's failure to comply with the lawful directions of a senior managing officer of the Employer in any such case that is not cured within fifteen (15) days after the Participant has received written notice thereof from such senior managing officer; (vi) the Participant's failure to comply with the lawful policies, rules are regulations of the Employer in any such case that is not cured within fifteen (15) days after the Participant has received written notice thereof from a senior managing officer of Employer; (vii) the Participant's failure to report or return to his duties at the Employer after Employer's authorized or law-mandated leave of absence; or (viii) any gross inattention, gross unsatisfactory effort, gross negligence, unlawfulness, dishonesty or willful misconduct by the Participant which may cause substantial economic or reputation injury to the Employer, including, but not limited to, sexual harassment or other acts of discrimination.

1.10     "Change in Control" shall mean the occurrence of a Change in Control event, within the meaning of Treasury regulation §1.409A-3(i)(5) and described in any of subparagraphs (a), (b), or (c), (collectively referred to as "Change in Control Events"), or any combination of the Change in Control Events. The Plan Sponsor in its Adoption Agreement will elect whether a Change in Control includes any or all the events described below. To constitute a Change in Control Event with respect to the Participant or Beneficiary, the Change in Control Event must relate to: (i) the corporation for whom the Participant is performing services at the time of the Change in Control Event; (ii) the corporation that is liable for the payment of the deferred compensation (or all corporations liable for the payment if more than one corporation is liable); or (iii) a corporation that is a majority shareholder of a corporation identified in clause (i) or (ii), or any corporation in a chain of corporations in which each corporation is a majority shareholder of another corporation in the chain, ending in a corporation identified in clause (i) or (ii).

(a)     Change in Ownership. A change in ownership occurs if a person, or a group of persons acting together, acquires more than fifty percent (50%) of the stock of the corporation, measured by voting power or value. Incremental increases in ownership by a person or group that already owns fifty percent (50%) of the corporation do not result in a change of ownership, as defined in Treasury regulation §1.409A-3(i)(5)(v).

(b)     Change in Effective Control. A change in effective control occurs if, over a twelve (12) month period: (i) a person or group acquires stock representing thirty percent (30%) of the voting power of the corporation; or (ii) a majority of the members of the board of directors of the corporation is replaced by directors not endorsed by the majority of the persons who were members of the board of directors before the new directors' appointment, as defined in Treasury regulation §1.409A-3(i)(5)(vi).

(c)     Change in Ownership of a Substantial Portion of Corporate Assets. A Change in Control based on the sale of assets occurs if a person or group acquires forty percent (40%) or more of the gross fair market value of the assets of a corporation over a twelve (12) month period. No Change in Control results pursuant to this subparagraph (c) if the assets are transferred to certain entities controlled by the shareholders of the transferring corporation, as defined in Treasury regulation § 1.409A-3(i)(5)(vii).

For all purposes hereunder, the definition of Change in Control shall be construed to be consistent with the requirements of Treasury regulation §1.409A-3(i)(5), except to the extent that such regulations are superseded by subsequent guidance.

1.11     "Claimant" shall mean a person who believes that he or she is being denied a benefit to which he or she is entitled hereunder.

1.12     "Code" shall mean the Internal Revenue Code of 1986, and the regulations thereunder, as amended from time to time.

1.13     "Compensation" shall mean the total cash remuneration, including regular Base Salary, Sales Commission, Director Fees, or Bonus, (to the extent provided in the Adoption Agreement) paid by the Employer to an Eligible Employee with respect to his or her services performed for the Employer.

1.14     "Deemed Investment Election" shall mean the elections made by a Participant specifying the manner in which the Participant Account(s) will be hypothetically invested in the Deemed Investment Options in accordance with the terms of the Plan.

1.15     "Deemed Investment Options" shall mean the hypothetical securities or other investments as may be provided, from time to time, under the Plan, from which the Plan Administrator may select to be used as measuring devices to determine the deemed investment gains or losses of the Participant's Account. A Participant shall have no real or beneficial ownership in the security or other investment represented by the Deemed Investment Options.

1.16     "Deferral Account" shall mean: (i) the sum of the Participant's Deferral Amount that may be allocated, in whole or in part, by a Participant pursuant to his or her Deferral Election, plus (ii) Earnings thereon, less (iii) all distributions made to the Participant or his or her Beneficiary, and tax withholding amounts deducted from the Participant's Deferral Account.

1.17     "Deferral Amount" shall mean that portion of a Participant's Compensation that a Participant elects to defer for any calendar year or Performance Period.

1.18     "Deferral Election" shall mean the Participant's election on a form approved by the Plan Administrator (in a paper or electronic format) to defer a portion of his or her Compensation in accordance with the provisions of Article 3.

1.19     "Director" shall mean a member of the Board who is an Employee of the Plan Sponsor or any of its Affiliates.

1.20     "Director Fees" shall mean an amount payable to a Director for serving as a member of the Board, including without limitation any: (a) annual or other periodic retainer payments; (b) fees payable for meeting attendance; (c) fees payable for committee membership; and (d) fees payable for Board or committee chairmanship.

1.21     "Disability or Disabled" shall mean a condition of the Participant whereby he or she either: (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or (ii) is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Employer. Such term shall be interpreted in a manner consistent with the definition of "disability" contained in Treasury regulation §1.409A-3(i)(4). The Plan Administrator will determine whether a Participant has incurred a Disability based on its own good faith determination and may require a Participant to submit to reasonable physical and mental examinations for this purpose. A Participant will also be deemed to have incurred a Disability if determined to be totally disabled by the Social Security Administration or in accordance with a disability insurance program, provided that the definition of disability applied under such disability insurance program complies with the requirements of Treasury regulation §1.409A-3(i)(4).

1.22     "Earnings" shall mean the actual or notional gains or losses credited or debited to a Participant's Account in accordance with Article 4 hereof.

1.23     "Effective Date" shall mean the date the Plan is effective as set forth in the Adoption Agreement.

1.24     "Election Form" shall mean the form or forms established from time to time by the Plan Administrator (in a paper or electronic format) on which the Participant makes certain designations as required under the terms of this Plan.

1.25     "Eligibility Date" shall mean the date designated by the Plan Administrator at which an Eligible Employee shall become eligible to participate in the Plan.

1.26     "Eligible Employee" shall mean for any calendar year (or applicable portion of a calendar year) an Employee of the Employer who is determined by the Plan Administrator to be a member of a select group of management or highly compensated employees of the Employer and who is designated by the Plan Administrator to be an eligible Employee under the Plan. If the Plan Administrator determines that an individual first becomes an Eligible Employee during a calendar year, the Plan Administrator shall notify such individual of its determination and the date such Eligible Employee shall become eligible to participate in the Plan.

1.27     "Employee" shall mean a person (in accordance with Treasury regulation § 1.409A- 1(f)(1)) who is on the cash basis method of accounting for Federal income tax purposes and is providing services to the Employer.

1.28     "Employer" shall mean the Plan Sponsor and any Affiliate of the Plan Sponsor as is identified as an Adopting Employer under the Plan by consent of the Plan Sponsor and its Board (or similar governing body), or any successors.

1.29     "Employer Discretionary Contribution" shall mean the deferred compensation amount credited to the Employer Discretionary Contribution Account with respect to a Participant at the Employer's sole and absolute discretion, in accordance with Section 3.8 hereof.

1.30     "Employer Discretionary Contribution Account" shall mean: (i) the sum of the Employer Discretionary Contribution amounts (if any), plus (ii) Earnings thereon, less (iii) all distributions made to the Participant or his or her Beneficiary that relate to the Participant's Employer Discretionary Contribution Account, and tax withholding amounts deducted (if any) from said Account.

1.31    "Employer Matching Contribution" shall mean the deferred compensation amount credited to the Employer Matching Contribution Account with respect to a Participant at the Employer's sole and absolute discretion, in accordance with Section 3.9 hereof.

1.32    "Employer Matching Contribution Account" shall mean: (i) the sum of the Employer Matching Contribution amounts, plus (ii) Earnings thereon, less (iii) all distributions made to the Participant or his or her Beneficiary that relate to the Participant's Employer Matching Contribution Account, and tax withholding amounts deducted (if any) from said Account.

1.33     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

1.34     "Event Based Accounts" shall mean the Deferral Account (if any), Employer Matching Contribution Account (if any), and the Employer Discretionary Contribution Account (if any).

1.35     "Normal Retirement Age" shall be the birthday on which the Participant attains the age of sixty-five (65).

1.36     "Participant" shall mean each Eligible Employee who has met the requirements of participation under Article 2 and who participates in the Plan in accordance with the terms and conditions of the Plan.

1.37     "Performance-Based Compensation" shall mean that portion of a Participant's Bonus the amount of which, or the entitlement to which, is contingent on the satisfaction of pre-established organizational or individual performance criteria relating to a Performance Period of at least twelve (12) consecutive months and which qualifies as "performance-based compensation" under Section 409A. Performance criteria shall be established in writing not later than ninety (90) days after the commencement of the period of service to which the criteria relate; provided that the outcome is substantially uncertain at the time the criteria are established. Performance-Based Compensation does not include any amount or portion of any amount that will be paid regardless of performance or is based upon a level of performance that is substantially certain to be met at the time the criteria are established.

1.38     "Performance Period" shall mean, with respect to any Bonus, the period of time over which such Bonus is earned.

1.39     "Permissible Payment Events" shall mean: (i) the Participant's Separation from Service, (ii) the Participant's death, (iii) the Participant's Disability, (iv) a Change in Control, (v) the occurrence of an Unforeseeable Emergency, or (vi) a Specified Time.

1.40     "Plan" shall mean this nonqualified Deferred Compensation Plan established by and including the Master Plan Document, the Adoption Agreement, all Election Form(s), and the Trust, (if any). For purposes of applying Section 409A requirements, this Plan is an account balance plan under Treasury regulation §1.409A-1(c)(2)(i)(A).

1.41     "Plan Administrator" shall mean the Board, or any committee of the Board duly authorized to act as Plan Administrator of the Plan, or any individual or entity duly authorized by the Plan Administrator to act on its behalf with respect to the Plan. If a Participant is part of a group of persons designated as a committee or Plan Administrator, then the Participant may not participate in any activity or decision relating solely to his or her individual benefits under this Plan.

1.42     "Plan Sponsor" shall mean the entity specified in the Adoption Agreement, its successors or assigns unless otherwise herein provided.

1.43     "Plan Year" shall mean, for the first Plan Year, the period beginning on the Effective Date of the Plan and ending December 31 of such calendar year, and thereafter, a twelve (12) month period beginning January 1 of each calendar year and continuing through December 31 of such calendar year.

1.44     "Sales Commission" shall mean compensation or portions of compensation earned by the Participant if: (i) a substantial portion of the services provided by the Participant to the Employer consists of the direct sale of a product or service to an unrelated customer; (ii) the compensation paid by the Employer to the Participant consists of either a portion of the purchase price for the product or service or an amount calculated solely by reference to the volume of sales; and (iii) payment of the compensation is contingent upon the Employer receiving payment for the product or services from a customer who is unrelated to the Employer or to the Participant. Such term shall be interpreted in a manner consistent with the definition of "sales commission" as defined in Treasury regulation §1.409A- 2(a)(12)(i).

1.45     "Scheduled Withdrawal Account" shall mean: (i) the sum of the Participant's Deferred Amounts for any calendar year that may be allocated, in whole or in part, by a Participant pursuant to his or her Deferral Election to a Scheduled Withdrawal Account, plus (ii) Earnings thereon, less (iii) all distributions made to the Participant or his or her Beneficiary, and tax withholding amounts which may have been deducted (if any) from the Participant's Scheduled Withdrawal Account.

1.46     "Section 409A" shall mean Code Section 409A and the Treasury regulations or other authoritative guidance issued thereunder.

1.47     "Separate or Separation from Service" shall mean a termination of employment with the Plan Sponsor or an Affiliate as set forth in Treasury regulation §1.409A-1(h), using the 20% bench mark set forth therein. The Plan Administrator in determining whether a Participant incurs a Separation of Service shall take into account, among other things, the definition of "service recipient" and "employer" set forth in Treasury regulation §1.409A-1(h)(3). The Plan Administrator shall have full and final authority, to determine conclusively whether a Participant has had a Separation from Service, and the date of such Separation from Service.

1.48     "Specified Employee" shall mean a Participant who meets the definition of a "key employee" as such term is defined in Code §416(i) (without regard to Section 416(i)(5). However, the Participant is not a Specified Employee unless any stock of the Plan Sponsor is publicly traded on an established securities market or otherwise, as defined in Code §1.897-1(m). If the Participant is a key employee at any time during the twelve (12) months ending on the identification date (see below), the Participant is a Specified Employee for the twelve (12) month period commencing on the first day of the fourth month following the identification date. For purposes of this Section, the identification date is December 31. The determination of the Participant as a Specified Employee shall be made by the Plan Administrator in accordance with IRC Section 416(i), the "specified employee" requirements of Section 409A.

1.49     "Specified Time" shall mean, with respect to a Scheduled Withdrawal Account, the date on which the Scheduled Withdrawal Account shall be paid or commence to be paid to the Participant pursuant to Section 7.2(f) hereof.

1.50     "Taxable Year" shall mean the twelve (12) consecutive month period ending each December 31.

1.51     "Trust" shall mean one or more trusts that may be established in accordance with the terms of this Plan.

1.52     "Trustee" shall mean the party or parties so designated from time to time pursuant to the terms of the Trust agreement, if any.

1.53     "Unforeseeable Emergency" shall mean: (i) a severe financial hardship to the Participant resulting from an illness or accident of the Participant, the Participant's spouse, the Participant's Beneficiary, or the Participant's dependents (as defined in Code § 152 (without regard to Code §§ 152(b)(1), (b)(2), and (d)(1)(b)); (ii) loss of the Participant's property due to casualty; or (iii) other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. The Plan Administrator will determine whether a Participant incurs an Unforeseeable Emergency based on the relevant facts and circumstances and in accordance with Treasury regulation §1.409A-3(i)(3).

1.54     "Valuation Date" shall mean the date through which Earnings are credited/debited to a Participant Account. The Valuation Date shall be as close to the payout or other event date triggering valuation as is administratively feasible. The Valuation Date shall mean the close of each business day, as established and amended from time to time by guidelines and procedures of the Plan Administrator at its sole and absolute discretion.

ARTICLE 2
Eligibility and Participation

2.1     Selection. Participation in this Plan shall be limited to those Eligible Employees of the Plan Sponsor or Adopting Employer, as determined by the Plan Administrator in its sole and absolute discretion.

2.2     Enrollment Requirements. As a condition of participation in this Plan, each Eligible Employee shall complete, execute, and return to the Plan Administrator and any applicable Election Form(s) within the time specified by the Plan Administrator in accordance with the terms and conditions of the Plan. In addition, the Plan Administrator shall establish such other enrollment requirements as it determines necessary or advisable.

2.3     Reemployment. The reemployment of a former Participant by the Employer shall not entitle such individual to become a Participant hereunder. Such individual shall not become a Participant until the individual is again designated as an Eligible Employee in accordance with Section 2.1. If a Participant who has experienced a Separation from Service is receiving installment distributions pursuant to Section 7.2(a) and is re-employed by the Employer, distributions due to the Participant shall not be suspended.

2.4     Termination of Active Participation. The Plan Administrator may remove an Eligible Employee from further active participation in the Plan at its discretion. If this occurs, the Participant shall not have additional amounts credited to the Employer Matching Contribution Account and Employer Discretionary Contribution Account and shall be prevented from making Deferral Elections in subsequent Taxable Years. Any existing Deferral Election shall continue in effect for the remainder of the calendar year or Performance Period and may only be canceled in accordance with Section 3 .4(b) hereof. Such individual shall continue to be subject to all the terms and conditions of the Plan until the amounts credited to the Participant's Accounts are distributed or forfeited.

ARTICLE 3
Deferral Elections and Employer Contributions

3.1     Minimum and Maximum Deferral Limits. For each calendar year, a Participant may make separate elections with regard to Deferral Amounts of Base Salary, Bonus, Sales Commission, or Director Fees and shall specify the percentage or flat dollar amount of each applicable type of Compensation subject to the minimums or maximums (if any) established by the Plan Administrator and communicated to the Participant. The Plan Administrator may at any time establish an aggregate limit on the amount of Compensation that any Participant may elect to defer under the Plan, provided that such limit shall not reduce a Participant's Deferral Amount for the calendar year (or Performance Period) under any Deferral Election Form in effect at the time the limit is established. Once such a limit is in effect, the Deferral Amount specified by each of the Participants shall be limited so that the aggregate of the Participant's Deferral Amount does not exceed the maximum.

3.2     First Year of Eligibility - Deferral Elections.

(a) Application. This Section 3.2 applies to each Eligible Employee who first becomes eligible to participate in the Plan. Additionally, the Plan Administrator shall determine (in accordance with Treasury regulation § 1.409A-2(a)(7)(ii)) the date upon which a Participant who ceased being eligible to participant in the Plan, can again become eligible to participate in the Plan.

(b) Deferral Election. An Eligible Employee described in Section 3.2(a) may elect to defer Base Salary, Sales Commission, or Director Fees earned during such calendar year or his or her Bonus earned during a Performance Period that commences in such calendar year by filing a Deferral Election with the Plan Administrator in accordance with the following rules:

(i)Timing; Irrevocability. The Deferral Election must be filed with the Plan Administrator by, and shall become irrevocable as of, the thirtieth (30th) day following the Participant's Eligibility Date (or such earlier date as specified by the Plan Administrator).

(ii)Base Salary. The Deferral Election shall only apply to Base Salary earned during such calendar year beginning with the first payroll period that begins immediately after the date the Deferral Election becomes irrevocable in accordance with Section 3.2(b)(i) hereof. Base Salary payable after the last day of a calendar year solely for services performed during the final payroll period described in Section 3401(b) of the Code containing December 31 of such year shall be treated as earned during the subsequent calendar year.

(iii) Bonus. Where a Deferral Election is made in the first year of eligibility but after the commencement of the Performance Period, then, except as otherwise provided in Section 3.3 below, the Deferral Election shall only apply to that portion of Bonus earned for such Performance Period equal to the total amount of the Bonus earned during such Performance Period multiplied by a fraction, the numerator of which is the number of days beginning on the day immediately after the date that the Deferral Election becomes irrevocable and ending on the last day of the Performance Period, and the denominator of which is the total number of days in the Performance Period.

(iv) Sales Commission. The Deferral Election shall only apply to Sales Commission earned immediately after the date the Deferral Election becomes irrevocable and only with respect to the Taxable Year in which (i) the customer remits payment to the Employer, or (ii) the Taxable Year in which the sale occurs, if applied consistently to all similarly situated Participants.

(v) Director Fees. The Deferral Election shall only apply to Director Fees for services to be performed after the Deferral Election becomes irrevocable.

3.3     Annual Deferral Elections. Unless Section 3.2 applies, each Eligible Employee may elect to defer Base Salary, Sales Commission, or Director Fees for a calendar year or his or her Bonus for a Performance Period, by filing a Deferral Election with the Plan Administrator in accordance with the following rules:

(a)     Base Salary, Sales Commission, and Director Fees. The Deferral Election with respect to Base Salary, Sales Commission, or Director Fees must be filed with the Plan Administrator by, and shall become irrevocable following, December 31 (or such earlier date as specified by the Plan Administrator on the Deferral Election) of the calendar year next preceding the calendar year for which such amounts would otherwise be earned.

(b)     Bonus. The Deferral Election with respect to Bonus must be filed with the Plan Administrator by, and shall become irrevocable following, December 31 (or such earlier date as specified by the Plan Administrator on the Deferral Election) of the calendar year next preceding the first day of the Performance Period for which such Bonus would otherwise be earned. If the Employer has a fiscal year other than the calendar year, Bonus relating to services in the fiscal year of the Employer, of which no amount is paid or payable during the fiscal year, may be deferred at the Participant's election if the Deferral Election is made not later than the close of the Employer's fiscal year next preceding the first fiscal year in which the Participant performs any services for which such Bonus is payable.

(c)     Bonus Qualifying as Performance-Based Compensation.

(i)Notwithstanding anything contained in this Section 3.3 to the contrary, and only to the extent permitted by the Plan Administrator, the Deferral Election with respect to Bonus that constitutes "Performance-Based Compensation", must be filed with the Plan Administrator by, and shall become irrevocable as of, the date that is six (6) months before the end of the applicable Performance Period (or such earlier date as specified by the Plan Administrator on the Deferral

Election), provided that in no event may such Deferral Election be made after such Bonus has become "readily ascertainable" within the meaning of Section 409 A.

(ii) In order to make a Deferral Election under this Section 3.3(c), the Participant must perform services continuously from the later of the beginning of the Performance Period or the date the performance criteria are established through the date a Deferral Election becomes irrevocable under this Section 3.3(c).

(iii)     A Deferral Election made under this Section 3.3(c) shall not apply to any portion of the Performance-Based Compensation that is actually earned by a Participant regardless of satisfaction of the performance criteria.

(iv)     To the extent permitted by the Plan Administrator, an Eligible Employee described in Section 3.2(a) hereof shall be permitted to make a Deferral Election with respect to Performance-Based Compensation in accordance with this Section 3.3(c) provided that the Eligible Employee satisfies all of the other requirements of this Section 3.3(c).

3.4     Duration and Cancellation of Deferral Elections.

(a)     Duration. Once irrevocable, a Deferral Election shall only be effective for the calendar year or Performance Period with respect to which such election was timely filed with the Plan Administrator. Except as provided in Section 3.4(b) hereof, a Deferral Election, once irrevocable, cannot be cancelled or altered during a calendar year or Performance Period. Except as provided in Section 3.5(b) hereof, a Deferral Election, once irrevocable, cannot be cancelled during a calendar year or Performance Period.

(b)     Cancellation.

(i)     The Plan Administrator may cancel a Participant's Deferral Election where such cancellation occurs by the later of: (a) the end of the Participant's Taxable Year, or (b) the fifteenth (15th) day of the third (3rd) month following the date the Participant incurs a "disability", in accordance with Treasury regulation § 1.409A- 3G)(4)(xii). For purposes of this Section 3.4(b)(i), a disability refers to any medically determinable physical or mental impairment resulting in the Participant's inability to perform duties of his or her position or any substantially similar position, where such impairment can be expected to result in death or can be expected to last for a continuous period of not less than six (6) months, in accordance with Treasury regulation § 1.409 A- 3(i)(3).

(ii)     The Plan Administrator may, in its sole discretion, cancel a Participant's Deferral Election due to an Unforeseeable Emergency or a hardship distribution pursuant to Treasury Regulation Section 1.401(k)-1(d)(3).

(iii)     If a Participant's Deferral Election is cancelled with respect to a particular calendar year or Performance Period in accordance with this Section 3 .4(b), he or she may complete a new Deferral Election for a subsequent calendar year or Performance Period, only in accordance with Section 3.3 hereof.

3.5     Elections as to Time and Form of Payment.

(a)	Time of Payment Elections.

(i)     In General. Concurrent with any election to defer Compensation under Sections 3.2 and 3.3, a Participant may make an irrevocable election to allocate all or a portion of his or her elected Deferral Amount (plus Earnings credited thereon) to the Deferral Account and/or, to the extent permitted by the Plan Administrator in the Adoption Agreement, one or more Scheduled Withdrawal Accounts. To the extent that a Participant does not designate the Account to which Deferral Amounts will be allocated as provided in this Section 3.5(a), such Deferral Amounts shall be allocated and credited to the Participant's Deferral Account. The Plan Sponsor shall indicate in the Adoption Agreement the maximum number of Scheduled Withdrawal Accounts that a Participant may establish and a Participant may not establish an additional Scheduled Withdrawal Account until all of the funds in one of the first Scheduled Withdrawal Accounts have been paid out. The Participant may elect to allocate additional deferrals to an existing Scheduled Withdrawal Account in subsequent Participant Election Forms but may only change a scheduled distribution date for an existing Account in accordance with the provision of Section 3.6

(ii)     Scheduled Withdrawal Accounts. A Participant may designate, on any Deferral Election that he or she delivers to the Plan Administrator, prior to the Participant's Separation from Service, in which deferrals of Base Salary, Sales Commission, Bonus, and/or Director Fees are credited to a Scheduled Withdrawal Account (or sub-accounts), the year in which a scheduled distribution will commence to be paid from that Scheduled Withdrawal Account. The Participant may elect to receive a scheduled distribution of a Scheduled Withdrawal Account on January 1 of any Plan Year that is at least two (2) Plan Years after the Plan Year in which the annual Deferral Amount is actually deferred. (For example: If a Participant elects to receive a scheduled distribution from the Plan Year 2010 annual Deferral Amount, the earliest date to receive an in-service payment of the 2010 Scheduled Withdrawal Account would be January 1, 2013) The a scheduled distribution date designated by the Participant will apply to all amounts credited to that Scheduled Withdrawal Account unless changed in accordance with the rules of Section 3.6. To the extent that the elected scheduled distribution date does not comply with the terms of this Section 3.S(a)(ii) (or the Participant does not designate the time of payment on an Election Form), then that Scheduled Withdrawal Account shall be paid at the earliest permissible date in accordance with this Section. Notwithstanding the foregoing, should an event occur that triggers a payment under Separation from Service, death, Disability, or a Change in Control, any Account balances subject to Scheduled Withdrawal Account(s) that have not yet been paid shall not be paid under the Participant's election as to time of the Account(s), but instead shall be paid at the time of the event that triggers the distribution.

(iii)     Event Based Accounts. A Participant's Deferral Account (if any), Employer Matching Contribution Account (if any), and Employer Discretionary Contribution Account (if any), shall be paid to the Participant or Beneficiary pursuant to a Permissible Payment Event, at the time described in Section 7.2 hereof.

(b)	Form of Payment Elections.

(i)     In General. The Plan Sponsor shall designate in the Adoption Agreement the form of payment options for each Permissible Payment Event selected by the Plan Sponsor. A Participant shall elect on the first Election Form that he or she delivers to the Plan Administrator pursuant to his or her Eligibility Date, the manner in which to receive payment of the Deferral Account, Employer Matching Contribution Account, and Employer Discretionary Contribution Account upon the occurrence of the Participant's Disability, death, or in the event of a Change in Control. Prior to the beginning of any Plan Year, a Participant may elect on the Election Form the form of payment of the Accounts with respect to the Participant's Separation from Service on or after attaining Normal Retirement Age. The form of payment designated on the Election Form will apply to all amounts credited to the Accounts for the applicable Plan Year unless changed in accordance with the rules of Section 3.6. To the extent that a Participant does not designate the form of payment on the Election Form as provided in this Section (or such designation does not comply with the terms of the Plan) the Accounts shall be paid in a single lump sum. Notwithstanding the above, in the event the Participant Separates from Service prior to Normal Retirement Age, payment of the Participant's Accounts shall be paid in a single lump sum.

(ii)     Scheduled Withdrawal Account. Concurrent with any Deferral Election a Participant delivers to the Plan Administrator in which he or she establishes a Scheduled Withdrawal

Account, he or she must make an election as to the form of payment and shall elect to receive the Scheduled Withdrawal Account in a single lump sum or in a number of approximately equal annual installments over a specified period not exceeding five (5) years. The form of payment designated on such Election Form will apply to all amounts credited to that Scheduled Withdrawal Account under the Plan (including with respect to all subsequent Plan Years) unless changed in accordance with the rules of Section 3.6. A Participant may choose different forms of payment for each separate Scheduled Withdrawal Account in accordance with this Section 3.5(b)(i). To the extent that a Participant does not designate the form of payment on an Election Form as provided in this Section 3.5(b)(i) (or such designation does not comply with the terms of the Plan) for a Scheduled Withdrawal Account, that Scheduled Withdrawal Account shall be paid in a single lump sum. Notwithstanding the foregoing, should an event occur that triggers a payment under Separation from Service, death, Disability, or a Change in Control, any Account balances subject to Scheduled Withdrawal Account(s) that have not yet been paid shall not be paid under the Participant's election as to form of payment of the Account(s), but instead shall be paid in a single lump sum within ninety (90) days of the event that triggers distribution of the Account(s).

3.6     Subsequent Deferral Elections. A Participant may make a one-time election to: (i) delay the time of payment with respect to any established Scheduled Withdrawal Account or (ii) change the form of payment of a previous election made pursuant to Section 3.5(b)(i) hereof with respect to a Participant's Separation from Service on or after Normal Retirement Age, death, Disability, or upon the occurrence of a Change in Control event as expressly provided under this Section 3.6 and Section 409A (hereinafter, a "Subsequent Deferral Election"). Notwithstanding the foregoing, a Subsequent Deferral Election cannot accelerate any payment. A Subsequent Deferral Election which delays payment or changes the form of payment is permitted only if all of the following requirements are met:

(a)     The Subsequent Deferral Election does not take effect until at least twelve (12) months after the date on which the Subsequent Deferral Election is made and approved by the Plan Administrator;

(b)     If the Subsequent Deferral Election relates to a payment based on Separation from Service, Change in Control, or a Specified Time, the Subsequent Deferral Election must result in payment being deferred for a period of not less than five (5) years from the date such payment would otherwise have been paid (or in the case of installment payments treated as a single payment, five (5) years from the date the first amount was scheduled to be paid);

(c)     If the Subsequent Deferral Election relates to a payment at a Specified Time, the Participant must make the Subsequent Deferral Election not less than twelve (12) months before the date such payment was scheduled to be paid (or in the case of installment payments treated as a single payment, twelve (12) months before the date the first amount was scheduled to be paid).

For purposes of applying this Section 3.6, the Plan Sponsor in the Adoption Agreement will elect to treat previously elected installment payments as a "single payment" or a "series of separate payments". Any election made pursuant to this Section shall be made on such Election Forms or electronic media as is required by the Plan Administrator, in accordance with the rules established by the Plan Administrator and shall comply with all requirements of Section 409A.

3.7     Withholding and Crediting of Deferral Amounts. For each calendar year, the Base Salary portion of the Deferral Amount shall be withheld from regularly scheduled payroll in approximately equal amounts, (or as otherwise specified by the Plan Administrator), as adjusted from time to time for increases and decreases in Base Salary (if the Deferral Amount with respect to Base Salary is expressed as a percentage). The Bonus, Sales Commission, or Director Fees portion of the Deferral Amount shall be withheld as soon as administratively feasible following the time the Bonus, Sales Commission, or Director Fees otherwise would be paid to the Participant, whether or not this occurs during the Plan Year or Performance Period as the case may be. Deferral Amounts shall be credited to a Participant's Deferral Account and/or to the extent permitted one or more Scheduled Withdrawal Accounts as soon as administratively feasible following the time such amounts would otherwise have been paid to a Participant.

3.8     Employer Discretionary Contributions. The Plan Sponsor will specify in the Adoption Agreement whether the Employer will or may make Employer Discretionary Contributions under the Plan. The Plan Administrator shall direct that any such Employer Discretionary Contributions be allocated to those Participants that it may select in its sole and absolute discretion. The amount so credited on behalf of a Participant may be smaller or larger than the amount credited to any other Participant, and the amount credited to any Participant for a calendar year may be zero. No Participant shall have a right to compel the Employer to make an Employer Discretionary Contribution and no Participant shall have the right to share in any such contribution for any year unless selected by the Plan Administrator in its sole and absolute discretion. An Employer Discretionary Contribution for any given year under this Section shall be credited to the applicable Participant's Employer Discretionary Contribution Account at such time or times established by the Plan Administrator in its sole discretion.

3.9     Employer Matching Contributions. The Plan Sponsor will specify in the Adoption Agreement whether the Employer will or may make Employer Matching Contributions under the Plan. The level of Employer Matching Contribution amounts for a calendar year shall be based upon a percentage of the Participant's elected Deferral Amount for that year. Such percentage level shall be determined by the Plan Administrator in its discretion (including zero percent) and may vary from year-to-year and Participant-to-Participant. An Employer Matching Contribution for any year shall be credited to the applicable Participant's Employer Matching Contribution Account at such time or times established by the Plan Administrator in its sole discretion.

ARTICLE 4
Earnings on Account(s)

4.1     Deemed Investment Options. The Plan Administrator shall select from time to time certain mutual funds, insurance company separate accounts, indexed rates, or other methods (the "Deemed Investment Options") for purposes of crediting Earnings to each Participant's Account(s). The Plan Administrator may discontinue, substitute, or add Deemed Investment Options in its sole discretion. Any discontinuance, substitution, or addition of a Deemed Investment Option will take effect as soon as administratively practicable. The Deemed Investment Options are to be used for measurement purposes only, and the Plan Administrator's or Participant's election of any such Deemed Investment Option, the allocation of such Deemed Investment Options to the Participant's Account, the calculation of additional amounts, and the crediting or debiting of such amounts to a Participant's Account shall not be considered or construed in any manner as an actual investment of the Participant's Account. The Participant Accounts shall reflect all gains or losses, reduced by any expenses as determined by the Plan Administrator. In the event that the Plan Administrator or the trustee of the Trust (if any), in its own discretion, decides to invest funds in any or all of the investments on which any of the Deemed Investment Options are based, no Participant (or Beneficiary) shall have any rights in or to such investments themselves. Without limiting the foregoing, a Participant's Account shall at all times be a bookkeeping entry only and shall not represent any investment made on his or her behalf by the Plan Administrator or the Trust (if any). The Participant (or Beneficiary) shall at all times remain an unsecured creditor of the Employer. Any liability or obligation of the Employer to any Participant, former Participant, or Beneficiary with respect to a right to payment shall be based solely upon contractual obligations created by this Plan.

4.2     Allocation of Deemed Investment Options. The Plan Sponsor will specify in the Adoption Agreement whether the Employer or Participant shall have the right to allocate Deemed Investment Options among the Participant's Account(s) in accordance with the following guidelines:

(a)     Employer Allocation of Deemed Investment Options. If permitted by the Plan Sponsor in the Adoption Agreement, each Participant's Account will be credited with gains, losses and earnings based on investment directions made by the Plan Sponsor in accordance with investment deferral crediting options and procedures established from time to time by the Plan Administrator. The Plan Administrator specifically retains the right in its sole discretion to change the investment deferral crediting options and procedures from time to time. The Plan Administrator shall be under no obligation to invest assets pursuant to the Plan Sponsor's allocation. All deemed investment decisions shall be made by the Plan Administrator in its sole discretion.

(b)     Participant's Allocation of Deemed Investment Options. If permitted by the Plan Sponsor in the Adoption Agreement, each Participant shall have the right to direct the Plan Administrator as to how the Participant's

Deferral Amounts, Employer Matching Contributions, and/or Employer Discretionary Contributions, shall be deemed to be invested, subject to any operating rules and procedures imposed by the Plan Administrator. As of each Valuation Date, the Participant's Account(s) will be credited or debited to reflect the performance of the Deemed Investment Options elected by the Participant. A Participant's Deemed Investment Elections for his or her Account(s) shall be subject to the following rules:

(i)     Any initial or subsequent Deemed Investment Election shall be in writing or electronic format, supplied by and filed with the Plan Administrator (or made in any other manner specified by the Plan Administrator), and shall be effective on such date as specified by the Plan Administrator. The Plan Administrator is not required to provide multiple methods of making Deemed Investment Elections.

(ii)     All Deemed Investment Elections shall continue indefinitely until changed by the Participant in the manner permitted by the Plan Administrator.

(iii)     If the Plan Administrator receives an initial or revised Deemed Investment Election which it determines to be incomplete, unclear, or improper, the Participant's Deemed Investment Election then in effect shall remain in effect (or, in the case of a deficiency in an initial Deemed Investment Election, the Participant shall be deemed to have filed no Deemed Investment Election) until a date so designated by the Plan Administrator, unless the Plan Administrator provides for, and permits the application of, corrective action prior to that date. Notwithstanding the foregoing, a Participant's election must total one hundred percent (100%). If the Plan Administrator possesses (or is deemed to possess, as provided above) at any time Deemed Investment Elections of less than one hundred percent (100%) of a Participant's Account(s), the Participant shall be deemed to have directed that the undesignated portion of the said Account(s) be deemed to be invested in a money market or similar fund made available under this Plan as determined by the Plan Administrator.

(iv)     Each Participant, as a condition of his or her participation in the Plan, agrees to indemnify and hold harmless the Employer and the Plan Administrator from any losses or damages of any kind relating to the Deemed Investment Election of the Participant's Account(s).

4.3     Valuation of Accounts. Each Participant's Account as of each Valuation Date shall consist of the balance of the Participant's Account as of the immediately preceding Valuation Date, plus the Participant's Deferral Amounts, Employer Matching Contributions (if any), and Employer Discretionary Contributions (if any) that have been credited, plus Earnings, minus the amount of any distributions made and any applicable tax withheld since the immediately preceding Valuation Date. The Account shall be deemed to be credited with Earnings from the date the deferred compensation is credited to the Account through the Valuation Date.

ARTICLE 5
Vesting of Accounts

5.1     Participant Account(s). A Participant shall at all times be one hundred percent (100%) vested in his or her Deferral Amounts and all Earnings attributable thereto.

5.2     Employer Account(s). Employer Discretionary Contributions and Employer Matching Contributions made pursuant to Sections 3.8 and 3.9, including notional Earnings thereon, shall vest at such time and under such terms and conditions as may be specified by the Plan Administrator at the time such amounts are contributed to the Plan. Notwithstanding the foregoing, in the event of Separation from Service as a result of Normal Retirement Age, death, or in the event of Disability, the Participant's Employer Matching Contribution Account and Employer Discretionary Contribution Account shall be fully vested.

5.3     Forfeiture. Notwithstanding any other provision to the contrary herein, if a Separation from Service occurs because the Participant's employment is terminated for Cause and at such time the Participant is not one hundred percent (100%) vested in the Employer Matching Contribution Account and Employer Discretionary Contribution Account, no benefits of any kind will be due or payable by the Plan Sponsor under the terms of this Plan from the Participant's Employer Matching Contribution Account and Employer Discretionary Contribution Account and all

rights of the Participant, his or her designated Beneficiary, executors, or administrators, or any other person, to receive payments thereof shall be forfeited. If a Separation from Service occurs other than because the Participant's employment is terminated for Cause, the Participant only will forfeit that portion of an Account that is non-vested at the time of Separation from Service.

ARTICLE 6
Taxes and Withholdings

6.1     Federal Insurance Contribution Act (FICA). Deferred Compensation amounts, in accordance with Code §3121(v)(2), are taken into account as wages for FICA tax purposes as of the later of: (i) when the services are performed; or (ii) when there is no substantial risk of forfeiture with respect to the Employee's right to receive the deferred amounts in a later calendar year. Amounts are subject to FICA taxes at the time of the deferral, unless the Employee is required to perform substantial future services in order for the Employee to have a legal right to the future Compensation. If the Employee is required to perform future services in order to have a vested right to the future Payment, the deferred amounts (plus Earnings up to the date of vesting) are subject to FICA taxes when all the required services have been performed. FICA taxes only apply up to the annual wage base for Social Security taxes and without withholding limitations for Medicare taxes.

6.2     Federal Unemployment Tax Act (FUTA). Deferred Compensation amounts are taken into account for FUTA purposes at the later of: (i) when services are performed; or (ii) when there is no substantial risk of forfeiture with respect to the Employee's right to receive the deferred amounts up to the FUTA wage base.

6.3     Self-Employment Contributions Act (SECA). For non-employees such as independent contractors and directors, SECA taxes apply up to the amount of the Social Security wage base.

6.4     Income Tax Withholding. All distributions under the Plan are subject to any applicable tax withholding, as determined by the Employer in its discretion. The Employer shall have the right to deduct from a Participant's compensation that is not being deferred under this Plan any Federal, state, local or employment taxes which it deems are required by law to be withheld with respect to any Deferral Amounts, vested Employer Matching Contribution, and vested Employer Discretionary Contribution or Plan distributions. Subject to Section 409A, if necessary, the Employer may reduce the Participant's Deferral Amount in order to comply with this Section.

ARTICLE 7
Payment of Benefits

7.1     Payments in General.

        (a)     Source of Payments. All payments made under the Plan shall be made in cash.

(b)     Calculation of Installment Payments. If the Participant elects to receive installment payments upon a Permissible Payment Event, the payment of each installment shall be made on the anniversary of the date of the event which triggered such payment until all required installments have been paid. The amount of each payment shall be determined by dividing the value of the Participant's Account(s) as of the date of the event (or on the anniversary date of the event for subsequent installments) by the number of payments remaining to be paid. (By way of example, if the Participant elects to receive payments in annual installments over a period of five (S) years, the first payment shall equal 1/5 of the Account balance. The following year, the payment shall be 1/4 of the Account balance. The final installment payment shall be equal to the balance of the Account(s), calculated as of the applicable anniversary date.) Any unpaid Account balance shall continue to be deemed to be invested pursuant to Article 4, in which case any deemed income, gains, losses, or expenses shall be reflected in the actual payments. Notwithstanding anything else contained herein to the contrary, if a Participant or Beneficiary is to receive payment in the form of installments, and if the vested Account balance at the due date of the first installment is equal to or less than the stated amount specified by the Plan Sponsor in the Adoption Agreement, payment of said Accounts shall be made instead in a lump sum, and no installment payments shall be available hereunder. For purposes of the preceding sentence, the stated amount shall not be applied in the event of payment at a Specified Time (i.e., payment of a Scheduled Withdrawal Account).

(c)     Multiple Permissible Payment Events. If the Plan permits multiple Permissible Payment Events, any Subsequent Deferral Elections as described in Section 3.6 shall apply separately as to each payment due upon each Permissible Payment Event.

7.2     Permissible Payment Events. The Plan Sponsor will make payments to the Participant or the Participant's Beneficiary on the first to occur of the following Permissible Payment Events designated by the Plan Sponsor in the Adoption Agreement:

(a)     Payment Following Separation from Service. If the Participant Separates from Service with the Employer, the Plan will pay the vested balance of the Participant's Account(s) as elected by the Participant pursuant to Section 3.5(b)(i) hereof. Amounts shall be paid in accordance with Section 3.5(b)(i), with payment or payments being made or commencing within ninety (90) days following the Separation from Service event. Notwithstanding the foregoing, if and when the Employer becomes a corporation whose stock is publically traded on an established securities market or otherwise, any Participant who is a "Specified Employee" (as defined in Treasury regulation §1.409A-l(i)) as of the date of his or her Separation from Service, then the payment of such Accounts shall not commence in the case of installments or be paid in the case of a lump sum payment until six (6) months and one (1) day following the date of the Participant's Separation from Service. In the event that the Participant elected installments, then on the day that is six (6) months and one (1) day following his or her Separation from Service, such Participant will be entitled to a lump sum payment of the installments that would have been made during the six (6) months and one (1) day deferral period and the remainder of such installment payments will be made pursuant to their terms for the remainder of the installment period.

(b)     Payment Following Death. If the Plan Sponsor designates in the Adoption Agreement that payments are permitted under the Plan when a Participant dies while in service, the Employer shall pay a benefit to the Participant's designated Beneficiary, equal to the vested balance of the Participant's Account(s). Payment or payments following a Participant's death will be made or commence within ninety (90) days following the valid proof of the Participant's death. Notwithstanding the foregoing, if death occurs after installment payments have commenced under any Permissible Payment Event, the remaining vested balance of the Participant's Account(s) will be paid under the payment option, as stated in the Adoption Agreement.

(c)     Payment Following Disability. If the Plan Sponsor designates in the Adoption Agreement that payments are permitted under the Plan when a Participant becomes Disabled and the Participant becomes Disabled while in service, the Employer shall pay a disability benefit to the Participant, equal to the vested balance of the Participant's Account(s). Payment shall be made or commence to be paid within ninety (90) days following the determination of Disability.

(d)     Payment Following Change in Control. If the Plan Sponsor designates in the Adoption Agreement that payments are permitted under the Plan upon the occurrence of a Change in Control event, the Employer shall pay a Change in Control benefit to the Participant, equal to the vested balance of the Participant's Account(s). Payment shall be made or commence to be paid within ninety (90) days following the Change in Control event date.

(e)     Withdrawal due to an Unforeseeable Emergency. If the Plan Sponsor designates in the Adoption Agreement that payments are permitted under the Plan upon the occurrence of an Unforeseeable Emergency, a Participant shall have the right to request, on a form provided by the Plan Administrator, a payment of all or a portion of his or her vested Account(s) in a lump sum. The Plan Administrator shall have the sole discretion to determine, in accordance with the standards under Section 409A, whether to grant such a request and the amount to be paid pursuant to such request.

(i)     Determination of Unforeseeable Emergency. Whether a Participant is faced with an unforeseeable emergency permitting a payment is to be determined based on the relevant facts and circumstances of each case, but, in any case, a payment on account of an Unforeseeable Emergency may not be made to the extent that such emergency is or may be relieved through reimbursement or compensation from insurance or otherwise, by liquidation of the Participant's assets, to the extent the liquidation of such assets would not cause severe financial hardship, or by cessation of deferrals under the Plan. Payments because of an Unforeseeable Emergency must be limited to the amount reasonably necessary to satisfy the emergency need (which may include amounts necessary to pay any Federal, state, local, or foreign income taxes or penalties reasonably anticipated to result from the payment).

(ii)     Payment of Account. Payment shall be made within thirty (30) days following the determination by the Plan Administrator that a withdrawal will be permitted under this Section 7.2(e).

(f)     Payment at a Specified Time. If the Plan Sponsor designates in the Adoption Agreement that payments are permitted at a Specified Time, with respect to an established Scheduled Withdrawal Account(s) by the Participant, a Participant shall be paid the balance of the Account within sixty (60) days of the scheduled distribution date designated by the Participant pursuant to Section 3.5(a)(ii) hereof.

7.3     Accelerations. Except as specifically permitted herein or in other sections of this Plan, no acceleration of the time or schedule of any payment may be made hereunder. Notwithstanding the foregoing, payments may be accelerated hereunder by the Plan Sponsor (without any direct or indirect election on the part of any Participant), in accordance with the provisions of Treasury regulation §1.409A-3(j)(4) and any subsequent guidance issued by the United States Treasury Department. Accordingly, payments may be accelerated, in accordance with the provisions of Treasury regulation § 1.409A-3(j)(4) in the following circumstances: (i) as a result of certain domestic relations orders; (ii) in compliance with ethics agreements with the Federal Government; (iii) in compliance with ethics laws or conflicts of interest laws; (iv) in limited cashouts (but not in excess of the limit under Code Section 402(g)(1)(B)); (v) to pay employment-related taxes; or (vi) to pay any taxes that may become due at any time that the Plan fails to meet the requirements of Section 409 A (but in no case shall such payments exceed the amount to be included in income as a result of the failure to comply with the requirements of Section 409A).

7.4     Unsecured General Creditor Status of Participant.

(a)     Payment to the Participant or any Beneficiary hereunder shall be made from assets which shall continue, for all purposes, to be part of the general, unrestricted assets of the Employer and no person shall have any interest in any such asset by virtue of any provision of this Plan. The Employer's obligation hereunder shall be an unfunded and unsecured promise to pay money in the future. To the extent that any person acquires a right to receive payments from the Employer under the provisions hereof, such right shall be no greater than the right of any unsecured general creditor of the Employer and no such person shall have or acquire any legal or equitable right, interest, or claim in or to any property or assets of the Employer.

(b)     In the event that the Employer purchases an insurance policy or policies insuring the life of a Participant or employee, to allow the Employer to recover or meet the cost of providing benefits, in whole or in part, hereunder, no Participant or Beneficiary shall have any rights whatsoever in said policy or the proceeds therefrom. The Employer or the Trustee of the Trust (if any) shall be the primary owner and beneficiary of any such insurance policy or property and shall possess and may exercise all incidents of ownership therein. No insurance policy with regard to any director, "highly compensated employee", or "highly compensated individual" as defined in IRS Section 101(j) shall be acquired before satisfying the Section 101(j) ''Notice and Consent" requirements.

(c)     In the event that the Employer purchases an insurance policy or policies on the life of a Participant as provided for above, then all of such policies shall be subject to the claims of the creditors of the Employer.

(d)     If the Employer chooses to obtain insurance on the life of a Participant in connection with its obligations under this Plan, the Participant hereby agrees to take such physical examinations and to truthfully and completely supply such information as may be required by the Employer or the insurance company designated by the Employer.

7.5     Facility of Payment. If a distribution is to be made to a minor, or to a person who is otherwise incompetent, then the Plan Administrator may make such distribution: (i) to the legal guardian, or if none, to a parent of a minor payee with whom the payee maintains his or her residence; or (ii) to the conservator or administrator or, if none, to the person having custody of an incompetent payee. Any such distribution shall fully discharge the Employer and the Plan Administrator from further liability on account thereof.

7.6     Discharge of Obligations. The payment to a Participant or his or her Beneficiary of an Account in a single lump sum or the number of installments elected by the Participant pursuant to this Article 7 shall discharge all obligations of the Employer to such Participant or Beneficiary under the Plan with respect to that Account.

7.7     Excise Tax Limitation. In the event that any Payment or benefit (within the meaning of Code §280G(b)(2) of the Code) to the Participant or for the Participant's benefit paid or payable or distributed or distributable (including, but not limited to, the acceleration of the time for the vesting or Payment of such benefit or Payment) pursuant to the terms of this Plan or otherwise in connection with, or arising out of, the Participant's employment with the Employer or a Change in Control within the meaning of Code §280G of the Code (a "Payment" or "Payments"), would be subject to the excise tax imposed by Code §4999 of the Code (the "Excise Tax"), then the Payments shall be reduced (but not below zero) but only to the extent necessary so that no portion thereof shall be subject to the excise tax imposed by Code § 4999 (the "Section 4999 Limit"). Unless the Participant shall have given prior written notice specifying a different order to the Employer to effectuate the limitations described in the preceding sentence, the Employer shall reduce or eliminate the Payments by first reducing or eliminating those Payments or benefits which are not payable in cash and then by reducing or eliminating cash Payments, in each case in reverse order beginning with Payments or benefits which are to be paid the farthest in time. Any notice given by the Participant pursuant to the preceding sentence shall take precedence over the provisions of any other plan, arrangement, or agreement governing the Participant's rights and entitlements to any benefits or compensation.

7.8     Delay in Payment.

(a)     A payment may be delayed to a date after the designated payment date under any of the circumstances described below, and the provision will not fail to meet the requirements of establishing a Permissible Payment Event, in accordance with Treasury regulation § 1.409A-2(b)(7). The delay in the payment will not constitute a subsequent deferral election, so long as the Employer treats all payments to similarly situated Participants on a reasonably consistent basis:

(i)     Payments subject to Section 162(m). A payment may be delayed to the extent that the Employer reasonably anticipates that if the payment were made as scheduled, the Employer's deduction with respect to such payment would not be permitted due to the application of Code §162(m). If a payment is delayed, such payment must be made either:

(1) during the Participant's first Taxable Year in which the Employer reasonably anticipates, or should reasonably anticipate, that if the payment is made during such year, the deduction of such payment will not be barred by application of Code §162(m) or,

(2) during the period beginning with the date of the Participant's Separation from Service and ending on the later of the last day of the Taxable Year of the Employer in which the Participant separates from service or the fifteenth (15th) day of the third (3rd) month following the Participant's Separation from Service. Where any scheduled payment to a specific Participant in an Employer's taxable year is delayed in accordance with this Section, the delay in payment will be treated as a subsequent deferral election unless all scheduled payments to that Participant that could be delayed in accordance with this Section are also delayed. Where a payment is delayed to a date on or after the Participant's Separation from Service, the payment will be considered a payment made on account of a Separation from Service for purposes of the rules under Treasury regulation §1.409A-3(i)(2) (regarding payments to Specified Employees upon a Separation from Service) and, in the case of a "Specified Employee" (as defined in Treasury regulation §1.409 A -1(i)), the date that is six (6) months and one (1) day after the Participant's Separation from Service will be substituted for any reference to the Participant's Separation from Service in the first sentence of this paragraph.

(ii)    Payments that would violate Federal securities laws or other applicable law. A payment may be delayed where the Employer reasonably anticipates that making the payment will violate Federal securities laws or other applicable law provided that the payment is made at the earliest date at which the Employer reasonably anticipates that the making of the payment will not cause such violation. Making of a payment that would cause inclusion in gross income or the application of any penalty provision or other provision of the Code is not treated as a violation of applicable law.

(i)Other events and conditions. An Employer may delay a payment upon such other events and conditions as the Commissioner of the IRS may prescribe.

(iv)     Continued Validity of the Employer. Notwithstanding the above, a payment may be delayed where the payment would jeopardize the ability of the Employer to continue as a going concern, as provided in Treasury regulation §1.409A-3(d).

(b)     Treatment of Payment as Made on Designated Payment Date. Each payment under this Plan is deemed made on the required payment date even if the payment is made after such date, provided the payment is made by the latest of: (i) the end of the calendar year in which the payment is due; (ii) the fifteenth (15th) day of the third (3rd) calendar month following the payment due date; (iii) in the case that the Employer cannot calculate the payment amount on account of administrative impracticality which is beyond the Participant's control (or the control of the Participant's estate), in the first calendar year in which payment is practicable; (iv) in the case that the Employer does not have sufficient funds to make the payment without jeopardizing the Employer's solvency, in the first calendar year in which the Employer's funds are sufficient to make the payment.

ARTICLE 8
Beneficiary Designation

8.1     Designation of Beneficiaries.

(a)     Each Participant may designate any person or persons (who may be named contingently or successively) to receive any benefits payable under the Plan upon the Participant's death, and the designation may be changed from time to time by the Participant by filing a new designation. Each designation will revoke all prior designations by the same Participant, shall be in the form prescribed by the Plan Administrator, and shall be effective only when filed with the Plan Administrator during the Participant's lifetime.

(b)     In the absence of a valid Beneficiary designation, or if, at the time any benefit payment is due to a Beneficiary, there is no living Beneficiary validly named by the Participant, the Employer shall pay the benefit payment to the Participant's spouse, if then living, and if the spouse is not then living to the Participant's then living descendants, if any, per stirpes, and if there are no living descendants, to the Participant's estate. In determining the existence or identity of anyone entitled to a benefit payment, the Employer may rely conclusively upon information supplied by the Participant's personal representative, executor, or administrator.

(c)     If a question arises as to the existence or identity of anyone entitled to receive a death benefit payment under the Plan, or if a dispute arises with respect to any death benefit payment under the Plan, the Employer may distribute the payment to the Participant's estate without liability for any tax or other consequences, or may take any other action which the Employer deems to be appropriate.

8.2     Information to be Furnished by Participants and Beneficiaries; Inability to Locate Participants or Beneficiaries. Any communication, statement or notice addressed to a Participant or to a Beneficiary at his or her last post office address as shown on the Employer's records shall be binding on the Participant or Beneficiary for all purposes of the Plan. The Employer shall not be obliged to search for any Participant or Beneficiary beyond the sending of a registered letter to such last known address.

ARTICLE 9
Plan Amendment

9.1     Right to Amend. Subject to Section 409A, the Plan Sponsor, by action of its board of directors or similar governing body, shall have the right to amend the Plan, at any time and with respect to any provisions hereof, and all parties hereto or claiming any interest hereunder shall be bound by such amendment; provided, however, that no such amendment shall deprive a Participant or a Beneficiary of a benefit amount accrued hereunder prior to the date of the amendment. Any such amendment is binding on all Adopting Employers

9.2     Amendment to Insure Proper Characterization of the Plan. Notwithstanding the provisions of Section 9.1, the Plan may be amended by the Plan Sponsor at any time, retroactively if required, if found necessary, in the opinion of the Plan Sponsor, in order to ensure that the Plan is characterized as "top-hat" plan of deferred compensation maintained for a select group of management or highly compensated employees as described under ERISA sections 201(2), 301(a)(3), and 401(a)(1), to conform the Plan to the provisions of Section 409A and to conform the Plan to the requirements of any other applicable law (including ERISA and the Code). No such amendment shall be considered prejudicial to any interest of a Participant or a Beneficiary hereunder.

ARTICLE 10
Plan Termination

10.1     Employer's Right to Suspend or Terminate Plan. Although each Employer anticipates that it will continue the Plan for an indefinite period of time, there is no guarantee it will do so. Each Employer reserves the right to suspend the operation of the Plan or to terminate the Plan at any time in the future as provided for in Sections 10.2 and 10.3.
.
10.2     Suspension of Deferrals and Employer Contributions. In the event of a suspension of the Plan, the Employer shall continue all aspects of the Plan other than contributions to the Plan. During the period of suspension, payments hereunder will continue to be made in accordance with Article 7.

10.3     Plan Termination. Upon the termination of the Plan with respect to any Employer, the participation of the affected Participants shall terminate. However, after the Plan termination the Account balances of such Participants shall continue to be credited with Participant Deferral Amounts attributable to a Deferral Election that was in effect prior to the Plan termination to the extent deemed necessary to comply with Section 409A, and any Earnings pursuant to Article 4. Following a Plan termination, Participant Account balances shall remain in the Plan and shall not be distributed until such amounts become eligible for payment in accordance with the other applicable provisions of the Plan. Notwithstanding the preceding sentence, the Employer shall have the authority, to terminate and liquidate the Plan and pay each Participant's entire Account balance to the Participant or, if applicable, his or her Beneficiary in accordance with the requirements, restrictions and limitations of Treasury regulation §1.409A-3(j)(4)(ix) as follows:

(a)     Corporate Dissolution or Bankruptcy. This Plan may be terminated and liquidated within twelve (12) months of a corporate dissolution taxed under Code § 331, or with the approval of a bankruptcy court pursuant to 11 U.S.C. §503(b)(1)(A), and distributions may then be made to Participants provided that the amounts deferred under this Plan are included in the Participants' gross income in the latest of:

(i)     The calendar year in which the Plan termination occurs;

(ii)     The calendar year in which the amount is no longer subject to a substantial risk of forfeiture; or

(iii)     The first calendar year III which the payment IS administratively practicable.

(b)     Change in Control. This Plan may be terminated within the thirty (30) days preceding or the twelve (12) months following a Change in Control (as defined in Treasury regulation §1.409A-3(i)(5)). This Plan will then be treated as terminated only if all substantially similar arrangements sponsored by the Plan Sponsor and all related employers which are treated as deferred under a single plan under Treasury regulation §1.409A-l(c)(2) are terminated and liquidated with respect to each Participant who experienced the Change in Control Event so that Participants in all such similar arrangements are required to receive all amounts of compensation deferred under the terminated arrangements within twelve (12) months of the date of termination of the arrangements.

(c)Discretionary Termination. The Plan Sponsor may also terminate and liquidate this Plan and make distributions provided that:

(i)     All plans sponsored by the Plan Sponsor and related employers that would be aggregated with any terminated arrangements under Treasury regulation §1.409A-l(c) are terminated;

(ii)     No payments, other than payments that would be payable under the terms of this plan if the termination had not occurred, are made within twelve (12) months of this plan termination;

(iii)     All payments are made within twenty-four (24) months of this plan termination; and

(iv)    Neither the Plan Sponsor nor any of its Affiliates adopts a new plan that would be aggregated with any terminated plan if the same Participant participated in both arrangements at any time within three (3) years following the date of termination of this Plan.

(v)     The termination does not occur proximate to a downturn in the financial health of the Plan Sponsor.

ARTICLE 11
Administration

11.1     Plan Administrator Duties. The Plan Administrator shall be responsible for the management, operation, and administration of the Plan. When making a determination or calculation, the Plan Administrator shall be entitled to rely on information furnished by any Employer, Participant, or Beneficiary. No provision of this Plan shall be construed as imposing on the Plan Administrator any fiduciary duty under ERISA or other law, or any duty similar to any fiduciary duty under ERISA or other law.

11.2     Plan Administrator Authority. The Plan Administrator shall enforce this Plan in accordance with its terms, shall be charged with the general administration of this Plan, and shall have all powers necessary to accomplish its purposes, including, but not by way of limitation, the following:

(a)	To select the Deemed Investment Options available from time to time;

(b)     To construe and interpret the terms and provisions of this Plan, in its sole and absolute discretion;

(c)     To compute and certify the amount and kind of benefits payable to Participants and their Beneficiaries; to determine the time and manner in which such benefits are paid; and to determine the amount of any withholding taxes to be deducted;

(d)     To maintain all records that may be necessary for the administration of this Plan;

(e)     To provide for the disclosure of all information and the filing or provision of all reports and statements to Participants, Beneficiaries, and governmental agencies as shall be required by law;

(f)     To make and publish such rules for the regulation of this Plan and procedures for the administration of this Plan so long as no such rules or procedures are not inconsistent with the terms hereof;

(g)     To administer this Plan's claims procedures;

(h)     To approve Election Forms and procedures for use under this Plan; and

(i)     To appoint a plan recordkeeper or any other agent, and to delegate to them such powers and duties in connection with the administration of this Plan as the Plan Administrator may from time to time prescribe.

11.3     Binding Effect of Decision. The decision or action of the Plan Administrator with respect to any question arising out of or in connection with the administration, interpretation, and application of this Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in this Plan.

11.4     Compensation, Expenses and Indemnity. The Plan Administrator shall serve without compensation for services rendered hereunder. The Plan Administrator is authorized at the expense of the Employer to employ such legal counsel and/or Plan recordkeeper as it may deem advisable to assist in the performance of its duties hereunder. Expense and fees in connection with the administration of this Plan shall be paid by the Employer.

11.5 Employer Information. To enable the Plan Administrator to perform its functions, the Plan Sponsor and or Employer shall supply full and timely information to the Plan Administrator, on all matters relating to the compensation of its Participants, the date and circumstances of the Disability, death, or Separation from Service of its Employees who are Participants, and such other pertinent information as the Plan Administrator may reasonably require.

11.6     Periodic Statements. Under procedures established by the Plan Administrator, a Participant shall be provided a statement of account on an annual basis (or more frequently as the Plan Administrator shall determine) with respect to such Participant's Accounts.

11.7     Compliance with Section 409A.

(a)     It is intended that the Plan comply with the provisions of Section 409A, so as to prevent the inclusion in gross income of any amounts deferred hereunder in a taxable year that is prior to the taxable year or years in which such amounts would otherwise actually be paid or made available to Participants or Beneficiaries. This Plan shall be construed, administered, and governed in a manner that effects such intent, and the Plan Administrator shall not take any action that would be inconsistent with such intent.

(b)     Although the Plan Administrator shall use its best efforts to avoid the imposition of taxation, interest and penalties under Section 409 A of the Code, the tax treatment of deferrals under this Plan is not warranted or guaranteed. Neither the Plan Sponsor, the other members of the Adopting Employers, the Board, nor the Plan Administrator (nor its designee) shall be held liable for any taxes, interest, penalties or other monetary amounts owed by any Participant, Beneficiary or other taxpayer as a result of the Plan.

(c)     Any reference in this Plan to Section 409 A will also include any final regulations, or any other guidance, promulgated with respect to such Section 409A by the U.S. Department of Treasury or the Internal Revenue Service. For purposes of the Plan, the phrase "permitted by Section 409A of the Code," or words or phrases of similar import, shall mean that the event or circumstance shall only be permitted to the extent it would not cause an amount deferred or payable under the Plan to be includible in the gross income of a Participant or Beneficiary under Section 409A(a)(I) of the Code.

ARTICLE 12
Claims Procedures

12.1     Claims Procedure. This Section is based on final regulations issued by the Department of Labor and published in the Federal Register on November 21, 2000 and codified in Section 2560.503-1 of the Department of Labor Regulations. If any provision of this Section conflicts with the requirements of those regulations, the requirements of those regulations will prevail.

(a)     Claim. A Participant or Beneficiary who believes he or she is entitled to any Plan benefit under this Plan may file a claim with the Plan Administrator. The Plan Administrator shall review the claim itself or appoint an individual or entity to review the claim.

(b)     Claim Decision. The Claimant shall be notified within ninety (90) days after the claim is filed (forty-five (45) days for a Disability claim), whether the claim is allowed or denied, unless the claimant receives written notice from the Plan Administrator or appointee of the Plan Administrator prior to the end of the ninety (90) day period (forty-five (45) days for a Disability claim) stating that special circumstances require an extension of the time for decision. For a claim other than for Disability, such extension is not to extend beyond the day which is one hundred eighty (180) days after the day the claim is filed as long as the Plan Administrator notifies the claimant of the circumstances requiring the extension, and the date as of which a decision is expected to be rendered. For a Disability claim, a thirty (30) day extension is permitted, with an additional thirty (30) days permitted, provided that the Plan Administrator notifies the claimant prior to expiration of the first thirty (30) day extension, of the circumstances requiring the extension, and the date as of which a decision is expected to be rendered. If the Plan Administrator denies the claim, it must provide to the Claimant, in writing or by electronic communication:

(i)	The specific reasons for such denial;

(ii)     Specific reference to pertinent provisions of this Plan on which such denial is based;

(iii)     A description of any additional material or information necessary for the Claimant to perfect his or her claim, by providing such material to the Plan Administrator within forty-five (45) days, and an explanation why such material or such information is necessary; and

(iv)     A description of the Plan's appeal procedures and the time limits applicable to such procedures, including a statement of the Claimant's right to bring civil action under Section 502(a) of ERISA following a denial of the appeal of the denial of the benefits claim.

(c)     Review Procedures. A request for review of a denied claim must be made in writing to the Plan Administrator within sixty (60) days after receiving notice of denial. The decision upon review will be made within sixty (60) days (forty-five (45) days for a Disability claim) after the Plan Administrator's receipt of a request for review. If the Plan Administrator determines that an extension of time for processing is required, written notice of the extension shall be furnished to the claimant (which will include the expected date of rendering a decision) prior to the termination of the initial period, but in no event will the extension exceed sixty (60) days (forty-five (45) days for a Disability claim). The reviewer shall afford the Claimant an opportunity to review and receive, without charge, all relevant documents, information, and records and to submit issues and comments in writing to the Plan Administrator. The reviewer shall take into account all comments, documents, records, and other information submitted by the Claimant relating to the claim regardless of whether the information was submitted or considered in the benefit determination. Upon completion of its review of an adverse initial claim determination, the Plan Sponsor will give the Claimant, in writing or by electronic notification, a notice containing:

(i)	Its decision;

(ii)     The specific reasons for the decision;

(iii)     The relevant Plan provisions on which its decision is based;

(ii)A statement that the Claimant is entitled to receive, upon request and without charge, reasonable access to, and copies of, all documents, records and other information in the Plan's files which is relevant to the Claimant's claim for benefit;

(v)     A statement describing the Claimant's right to bring an action for judicial review under ERISA Section 502(a); and

(vi)     If an internal rule, guideline, protocol, or other similar criterion was relied upon in making the adverse determination on review, a statement that a copy of the rule, guideline, protocol, or other similar criterion will be provided without charge to the Claimant upon request.

(d)     Calculation of Time Periods. For purposes of the time periods specified in this Section 12.1, the period of time during which a benefit determination is required to be made begins at the time a claim is filed in accordance with this Plan's procedures without regard to whether all the information necessary to make a decision accompanies the claim. If a period of time is extended due to a Claimant's failure to submit all information necessary, the period for making the determination shall be tolled from the date the notification is sent to the Claimant until the date the Claimant responds.

(e)     Failure of Plan to Follow Procedures. If the Plan Administrator fails to follow the claims procedure required by this Section 12.1, a Claimant shall be deemed to have exhausted the administrative remedies available under this Plan and shall be entitled to pursue any available remedy under Section 502(a) of ERISA on the basis that this Plan has failed to provide a reasonable claims procedure that would yield a decision on the merits of the claim.

    (f)     Failure of Claimant to Follow Procedures. A Claimant's compliance with the foregoing provisions of this Section is a mandatory prerequisite to the Claimant's right to commence any legal action with respect to any claim for benefits under the Plan.

12.2     Arbitration of Claims. All claims or controversies arising out of or in connection with this Plan, other than Disability claims, shall, subject to the initial review provided for in the foregoing provisions of this Article, shall be resolved through arbitration. Except as otherwise mutually agreed to by the parties, any arbitration shall be administered under and by the Judicial Arbitration & Mediation Services, Inc. ("JAMS"), in accordance with the JAMS procedures then in effect. The arbitration shall be held in the JAMS office nearest to where the Claimant is or was last employed by the Employer or at a mutually agreeable location. The prevailing party in the arbitration shall have the right to recover its reasonable attorney's fees, disbursements, and costs of the arbitration (including enforcement of the arbitration decision), subject to any contrary determination by the arbitrator.

ARTICLE 13
The Trust

13.1     Establishment of Trust. The Plan Sponsor may establish a grantor trust (the "Trust"), of which the Plan Sponsor is the grantor, within the meaning of subpart E, part I, subchapter J, subtitle A of the Code, to pay benefits under this Plan. To the extent such benefits are not paid from the Trust, the benefits shall be paid from the general assets of the Plan Sponsor. The Trust (if any) shall be a grantor trust similar to the model trust as described in IRS Revenue Procedure 92-64, I.R.B. 1992-33, as same may be amended or modified from time to time. If the Plan Sponsor establishes a Trust, the assets of the Trust will be subject to the claims of the Plan Sponsor's creditors in the event of its insolvency. Except as may otherwise be provided under the Trust, the Plan Sponsor shall not be obligated to set aside, earmark, or escrow any funds or other assets to satisfy its obligations under this Plan, and the Participant and/

or his or her designated Beneficiaries shall not have any property interest in any specific assets of the Plan Sponsor other than the unsecured right to receive payments from the Plan Sponsor, as provided in this Plan.

13.2     Interrelationship of the Plan and the Trust. The provisions of this Plan shall govern the rights of a Participant to receive distributions pursuant to this Plan. The provisions of the Trust (if established) shall govern the rights of the Participant and the creditors of the Plan Sponsor to the assets transferred to the Trust. The Plan Sponsor and each Participant shall at all times remain liable to carry out its obligations under this Plan. The Plan Sponsor's obligations under this Plan may be satisfied with Trust assets distributed pursuant to the terms of the Trust.

13.3     Contribution to the Trust. Amounts may be contributed by the Plan Sponsor to the Trust at the sole discretion of the Plan Sponsor.

ARTICLE 14
Miscellaneous

14.1     Validity. In case any provision of this Plan shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal or invalid provision had never been inserted herein.

14.2     Nonassignability. Neither any Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage, or otherwise encumber, transfer, hypothecate, alienate, or convey in advance of actual receipt, the amounts, if any, payable hereunder, or any part hereof, which are, and all rights to which are expressly declared to be, unassignable and nontransferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure, attachment, garnishment (except to the extent the Employer may be required to garnish amounts from payments due under this Plan pursuant to applicable law), or sequestration for the payment of any debts, judgments, alimony, or separate maintenance owed by a Participant or any other person, be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency, or be transferable to a spouse as a result of a property settlement or otherwise. If any Participant, Beneficiary, or successor in interest is adjudicated bankrupt or purports to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber transfer, hypothecate, alienate, or convey in advance of actual receipt, the amount, if any, payable hereunder, or any part thereof, the Plan Administrator, in its discretion, may cancel such distribution or payment (or any part thereof) to or for the benefit of such Participant, Beneficiary, or successor in interest in such manner as the Plan Administrator shall direct.

14.3     Not a Contract of Employment. The terms and conditions of this Plan shall not be deemed to constitute a contract of employment between the Employer and the Participant. Nothing in this Plan shall be deemed to give a Participant the right to be retained in the service of the Employer as an Employee or otherwise or to interfere with the right of the Employer to discipline or discharge the Participant at any time. The Participant confirms his/her understanding that Participant's employment with Employer is and shall continue to be on an 'At-Will' basis, such that Participant is free to resign at any time and that Employer is free to terminate or modify Participant's employment relationship at any time (including the right to demote, to reduce compensation and other benefits and to transfer Participant), with or without cause (as defined in this Supplemental Retirement Plan as well as any other cause) or advance notice.

14.4     Unclaimed Benefits. In the case of a benefit payable on behalf of such Participant, if the Plan Administrator is unable to locate the Participant or Beneficiary to whom such benefit is payable, such Plan benefit may be forfeited to the Plan Sponsor upon the Plan Administrator's determination. Notwithstanding the foregoing, if, subsequent to any such forfeiture, the Participant or Beneficiary to whom such Plan benefit is payable makes a valid claim for such Plan benefit, such forfeited Plan benefit shall be paid by the Plan Administrator to the Participant or Beneficiary, without interest, from the date it would have otherwise been paid.

14.5     Governing Law. To the extent, if any, not governed by ERISA, the provisions of this Plan shall be construed and interpreted according to the internal laws of the State indicated in the Adoption Agreement, without regard to its conflicts of laws principles.

14.6     Notice. Any notice, consent, or demand required or permitted to be given under the provisions of this Plan shall be in writing and shall be signed by the party giving or making the same. If such notice, consent, or demand is mailed, it shall be sent by United States certified mail, postage prepaid, addressed to the addressee's last known address as shown on the records of the Employer. The date of such mailing shall be deemed the date of notice consent, or demand. Any person may change the address to which notice is to be sent by giving notice of the change of address in the manner aforesaid.

14.7     Coordination with Other Benefits. The benefits provided for a Participant or a Participant's Beneficiary under this Plan are in addition to any other benefits available to such Participant under any other plan or program for employees of the Plan Sponsor. This Plan shall supplement and shall not supersede, modify, or amend any other such plan or program except as may otherwise be expressly provided herein.

14.8     Aggregation of Employers. If the Employer is a member of a controlled group of corporations or a group of trades or businesses under common control (as described in Code sections 414(b) or (c)), but substituting a fifty percent (50%) ownership level for the eighty percent (80%) level set forth in those Code sections), all members of the group shall be treated as a single employer for purposes of determining whether there has occurred a Separation from Service and for any other purposes under the Plan as Code section 409A shall require. For purposes of Section 10.3(b), in the case of a Change in Control event, the entities to be treated as a single Employer shall be determined immediately following the Change in Control event.

14.9     Aggregation of Plan. If the Employer offers other account balance deferred compensation plans in addition to this Plan, those plans together with this Plan shall be treated as a single plan to the extent required under Section 409A for purposes of determining whether an Eligible Employee may make a deferral election pursuant to Section 3.2 and 3.3 within thirty (30) days of the Eligible Employee's Eligibility Date and for any other purposes under the Plan as Section 409A shall require.

14.10     USERRA. Notwithstanding anything herein to the contrary, any deferral or distribution election provided to a Participant as necessary to satisfy the requirements of the Uniformed Services Employment and Reemployment Rights Act of 1994, as amended, shall be permissible hereunder.

SEE ADOPTION AGREEMENT ATTACHED HERETO

WM BOLTHOUSE FARMS, INC.
"DEFERRED COMPENSATION PLAN"
ADOPTION AGREEMENT

THIS ADOPTION AGREEMENT is made and effective as of the 1st day of August, 2010, by Wm. Bolthouse Farms, Inc., a corporation organized and existing under the laws of the State of California, hereinafter referred to as the "Plan Sponsor".

WHEREAS, the undersigned, by execution of this Adoption Agreement, hereby establishes this Deferred Compensation Plan (the "Plan") consisting of the Master Plan Document, this Adoption Agreement, Election Forms, and all other documents to which they refer; and

WHEREAS, the Plan Sponsor desires to adopt the Plan as an unfunded nonqualified deferred compensation plan; and

WHEREAS, as of the Effective Date of the Plan, the Plan Sponsor identifies the following "Adopting Employer(s)" to also be a party to this Plan;

Name of Adopting Employer	Address

NOW, THEREFORE, the Plan Sponsor and Adopting Employer(s) hereby adopt the Plan in accordance with the Master Plan Document and the terms and conditions set forth in this Adoption Agreement.

(All capitalized terms in this Adoption Agreement shall have the same meaning given in the Master Plan Document, unless some other meaning is expressly herein set forth. By the execution of this Adoption Agreement, the Plan Sponsor hereby represents and warrants that the Plan has been adopted upon proper authorization of this Adoption Agreement and agrees to be bound by the terms of the Plan. This Adoption Agreement may only be used in connection with this Plan. The Plan Sponsor hereby makes the following elections for the purpose of this Plan.)

1. Permissible Payment Events: The Plan will provide payment of benefits upon a Participant's
Separation from Service and the following Permissible Payment Events.
☒    Payment following death.
☒    Payment following Disability.
☒    Payment at a Specified Time.
☒    Payment following a Change in Control.
☒    Payment in the event of an Unforeseeable Emergency.

2. The definition of Change in Control shall include:
☒    All Change in Control Events identified under Section 409A
☐    Limited to the Following Change in Control Events identified under Section 409A:

1

☐    Change in Ownership; and/or
☐    Change in Effective Control; and/or
☐    Change in the Ownership of a Substantial Portion of the Corporate Assets.

3. Participant Elective Deferrals:
☐    Participant Elective Deferrals are not allowed under the Plan.
☒    Elective Deferrals Permitted from the Following Sources:
☒    Base Salary
☒    Bonus
☒    Sales Commissions
☒    Director Fees
☐    Other (specify):

4. Scheduled Withdrawal Accounts: The Plan will allow a Participant to establish up to a maximum of (5) Scheduled Withdrawal Accounts.

5. Employer Matching Contributions:
☐    Employer Matching Contributions are not allowed under the Plan.
☒    Employer Matching Contributions will be made in the following manner:

% of Participant Deferral Amount for a given year.
% of Participant Base Salary deferred for a given year.
% of Participant Bonus deferred for a given year.
☒    An amount determined each year by the Employer (including zero).

6. Employer Discretionary Contributions:
☐    Employer Discretionary Contributions are not allowed under the Plan.
☒    Discretionary Amount. An amount determined each year by the Employer, including zero.

7. Earnings on Account(s):
☒    Earnings Based on Deemed Investment Options:
☒    Participant Direction. As a result of the Participant's selection of Deemed Investment
Options for his or her Account(s).

2

☐    Plan Sponsor Direction. As a result of the Plan Administrator's selection of Deemed Investment Options for the Account(s).
☐    Earnings Based upon a Declared Interest Rate/Index:
☐    Discretionary Interest. Interest Rate declared by the Employer, from time to time, compounded daily on all Account(s).
☐    Index. (Please describe):
☐    Fixed Interest. An effective annual interest rate of      % compounded daily on all Account(s).

8. Form of Payments: The Plan will make periodic payments based on selections specified in the following table.

< ------ DURATION OF PAYMENTS -------- > < -- MODE OF PAYMENTS-- >

Permissible Payment Event	Fixed # of OR Range of Years Payable Years Payable	M	Q	S	A
Separation from Service [or (a) and (b) below]	( ) 1 to ( )	☐	☐	☐	☐
(a) Separation from Service on or after Age (65)	( ) 1 to (10)	☐	☐	☐	☒
(b) Separation from Service before Age (65)	(1) 1 to ( )	☐	☐	☐	☒
Death	( ) 1 to (10)	☐	☐	☐	☒
Disability	( ) 1 to (10)	☐	☐	☐	☒
Change in Control	( ) 1 to (10)	☐	☐	☐	☒
Note: The form of payment for Participant Deferral Amounts allocated to Scheduled Withdrawal Accounts is stated in the Master Plan Document as a choice of lump sum or annual installments over a period of 2-5 years.

9. Treatment of Installment Payments following Death:
☒ Continue remaining installment payments (if any) to named Beneficiaries.
☐    Commute remaining installment payments (if any) and pay Beneficiaries a lump sum.

10. Installment Payments. In the event the Plan allows for installment payments (for purposes of applying Subsequent Deferral Election rules pursuant to Section 3.6 of the Master Plan Document), such installment payments will be treated as:
☒    A Single Payment.
☐    A Series of Separate Payments.

11. Lump Sum Payment of Minimum Account Balance. If benefit payments are in the form of installments they shall be paid instead in a lump sum if the Participant's vested Account balance at the time of the first installment is below ($500,000.00). For purposes of this provision, the minimum Account balance shall not be applied in the event of payment at a Specified Time (i.e., payment of a Scheduled Withdrawal Account).

3

IN WITNESS WHEREOF, the Plan Sponsor agrees to the provisions of this Plan, and has executed this Adoption Agreement on the date first written above.

WITNESS	For: WM. BOLTHOUSE FARMS, INC.

/s/ Debbie Borland	/s/ Lyndon D. Richardson
(Signature)	(Signature)

Debbie Borland	Lyndon D. Richardson
(Print Name)	(Print Name)

Treasurer
(Title)

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